Exhibit T3B-4

SCHEDULE 1

(Section 1)

MODEL GENERAL BY-LAW OF A COMPANY

INCORPORATED OR CONTINUED UNDER THE COMPANIES ACT

COMPANIES ACT

BY-LAW NO. I

A By-Law relating generally to the
conduct of the affairs of:

Wireless Ventures (Anguilla) Ltd

BE IT ENACTED as the general By-Law of Wireless Ventures (Anguilla) Ltd (hereinafter called the “Company”) as follows:

1.	INTERPRETATION

1.1.	In this by-law and all other by-laws of the Company, unless the context otherwise requires:

(a)	“Act” means the Companies Act as from time to time amended and every statute substituted therefor and, in the case of such substitution, any reference in the by-laws of the Company to provisions of the Act shall be read as references to the provisions substituted therefor in the new statute or statutes;

(b)	“Regulations” means any regulations made under the Act, and all regulations substituted therefor and, in the case of such substitution, any references in the by-laws of the Company to provisions of the Regulations shall be read as references to the provisions substituted therefor in the new regulations;

(c)	“by-laws” mean any by-law of the Company from time to time in force:

(d)	all terms contained in the by-laws and defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

(e)	the singular includes the plural and the plural includes the singular; the masculine gender includes the feminine and neuter genders; the word “person” includes bodies corporate, companies, partnerships, syndicates, trusts and association of persons, and the word “individual” means a natural person.

2.	REGISTERED OFFICE

2.1.	The registered office of the company shall be in Anguilla at such address as the directors may fix from time to time by resolution.

3.	SEAL

3.1.	The common seal of the Company shall be such as the directors may by resolution from time to time adopt.

4.	DIRECTORS

4.1.	POWERS: The business and affairs of the Company shall be managed by the directors.

4.2.	NUMBERS: The number of directors, or the minimum and maximum number of directors of the Company is set out in the Articles of the Company.

4.3.	ELECTION: Directors shall be elected by a majority of the votes of the shares represented in person or represented by proxy at the meeting and entitled to vote in the election of directors.

4.4.	TENURE-. Unless their tenure is sooner determined, a director shall hold office until the first meeting of the company succeeding the incorporation or continuance of the Company and thereafter during the terms for which they are elected, not exceeding terms expiring later than the close of the annual meeting of the shareholders of the Company following their election. Directors shall be eligible for re-election if qualified.

4.4.1	A director shall cease to be a director:

(a)	if he becomes bankrupt or compounds with his creditors or is declared insolvent or a receiving order is made against him; or

(b)	if he is found to be of unsound mind: or

(c)	if by notice in writing to the Company he resigns his office and any such resignation shall be effective at the time it is sent to the Company or at the time specified in the notice whichever is later; or

(d)	if he dies;

(e)	if he is otherwise prohibited under any legislation in Anguilla from being a director of any Company in Anguilla.

4.4.2	Subject to Section 72 of the Act, the shareholders of the Company may, by ordinary resolution passed at a special meeting of the shareholders, remove any director from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed

4.4.3	Vacancies among the directors of the Company, including a vacancy occurring pursuant to paragraphs 4.4.2 hereof, may be filled by a quorum of the directors of the Company under Section 74 of the Act.

4.5.	Any director may by written notice to the Company appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present or by the by-laws deemed to be present but the directors must approve or disapprove the appointment of such persons and give notice to the director within a reasonable time. Every alternate shall be entitled to attend and vote at meetings at which the person who appointed him is not present or deemed to be present and if he is a director, to have a separate vote on behalf of the director he is representing in addition to his own vote. A director may at any time by written notice to the Company revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the director appointing him.

4.6.	A person, who is a director of the Company but who is not an individual, shall by such procedure as may be appropriate for the management of the business and affairs of such person appoint an individual to act as such person’s representative as a director of the company with power to exercise all of the powers of a director of the company but the person who appoints arty such individual shall remain fully liable as a director of the Company notwithstanding any such appointment. A duly certified copy of the resolution or document whereby any such appointment is made shall be filed with the Company before any such individual acts as representative as aforesaid. Any person appointing an individual under the provisions of this paragraph may from time to time revoke the appointment of any such individual and appoint another in his place or stead.

4.7.	DELEGATION OF POWERS: The directors may, subject to Section 82 (2) of the Act, delegate powers to committees, a Managing Director or Officers of the Company in accordance with the provisions of Section 82 and 95 of the Act.

5.	BORROWING POWERS OF DIRECTORS

5.1.	The directors may from time to time:

(a)	borrow money upon the credit of the Company;

(b)	issue, reissue, sell or pledge debentures of the Company;

(c)	subject to Section 54 of the Act, give a guarantee on behalf of the Company to secure performance of an obligation of any person; and

(d)	mortgage, charge, pledge or otherwise create a security interest in all or any property of the Company, owned or subsequently acquired, to secure any obligation of the Company.

5.2.	The directors may from time to time by resolution delegate to any officer of the Company all or any of the powers conferred on the directors by paragraph 5.1 hereof to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

5.3.	The powers conferred by paragraph 5.1 hereof shall be in supplement of and not in substitution for any powers to borrow money for the purposes of the Company possessed by its directors or officers independently of a borrowing by-law.

6.	MEETINGS OF DIRECTORS

6.1.	PLACE OF MEETING: Meetings of the directors and of any committee of the directors may be held within or outside Anguilla.

6.2.	NOTICE: A meeting of the directors may be convened at any time by any director or the Secretary, when directed or authorized by any director. Subject to subsection 78 of the Act the notice of any such meeting need not specify the purpose of or the business to be transacted at the meeting. Notice of any such meeting shall be served in the manner specified in paragraph 1 8.1 hereof not less than two days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place. A director may in any manner waive notice of a meeting of the directors and attendance of a director at a meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

6.2.1	It shall not be necessary to give nonce of a meeting of the directors to a newly elected or appointed director for a meeting held immediately following the election of directors by the shareholders of the appointment to fill a vacancy among the directors.

6.3.	QUORUM: Subject to the Articles and subsection 6.3. l of this by-law, a majority of the number of directors constitutes a quorum at any meeting of the board.

6.3.1	Where the Company has fewer than three directors, the director or both directors, as the case may be, must be present at any meeting of the board to constitute a quorum.

6.3.2	Notwithstanding any vacancy among the directors, a quorum may exercise all the powers of the directors. No business shall be transacted at a meeting of directors unless a quorum is present.

6.3.3	Participation by Telephone: A director may, if all the directors consent, participate in a meeting of directors or of any committee of the directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other and a director participating in such a meeting by such means is deemed to be present at that meeting and shall be counted in the quorum therefore and be entitled to speak and vote thereat. If a director participating in such a meeting is then in Anguilla, the meeting shall be deemed to have been held in Anguilla.

6.4.	VOTING: Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting in addition to his original vote shall have a second or casting vote.

6.5.	RESOLUTION IN WRITING: Notwithstanding any of the foregoing provisions of this by law a resolution in writing, whether by document, telegram, telex, facsimile or any other method of transmitting legibly recorded messages, signed by all the directors entitled to vote on that resolution at a meeting of the directors or any committee of the directors is as valid as if it had been passed at a meeting of the directors or any committee of the directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the directors and shall be effective on the date stated thereon or on the latest date stated on any counterpart.

6.6.	PRESUMPTION OF ASSENT: A director of the Company who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting any business at such meeting, (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favour of the action taken.

6.7.	RESIGNATION OF DIRECTORS: Any director may resign from the Board at any time by giving notice m writing or by electronic transmission to the Chairman of the Board or the President. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

7.	REMUNERATION OF DIRECTORS

7.1.	No directors shall be entitled to receive remuneration for his services as director. However, the directors may award special remuneration to any director undertaking any special services on the Company’ s behalf other than the routine work ordinarily required of a director and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the company.

8.	SUBMISSION OF CONTACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

8.1.	The directors in their discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders called for the purpose of considering the same and, subject to the provision of Section 91 of the Act, any such contract, act or transaction that is approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Company ‘ s articles or any other by-law ) shall be as valid and as binding upon the company and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the company.

9.	FOR THE PROTECTION OF DIRECTORS AND OFFICERS

9.1.	No director or officer of the Company shall be liable to the Company for:

(a)	the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity;

(b)	any loss, damage or expenses incurred by the company through the insufficiency or deficiency of title to any property acquired by the Company or for on behalf of the Company;

(c)	the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested:

(d)	any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom moneys, securities or effects shall be lodged or deposited;

(e)	any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the company;

(f)	any other loss, damage or misfortune whatever which may happen in execution of the duties of his respective office or trust or in relation thereto,

unless the same happens by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

9.2.	Nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or regulations made thereunder or relieve him from liability for a breach thereof.

9.3.	The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Company, except such as are submitted to and authorized or approved by the directors.

9.4.	If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, Director or officer of a body corporate which is employed by or performs services for the Company, the fact of his being a shareholder, director or officer of the Company disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

10.	INDEMNITIES TO DIRECTORS AND OFFICERS

10.1.	Subject to Section 99 of the Act, except in respect of an action by or on behalf of the Company to obtain a judgement in its favour, the Company shall indemnify a director or person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his personal representatives, against all costs, charges and expenses including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such Company if:

(a)	he acted honestly and in good faith with a view to the best interests of the Company; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that this conduct was lawful.

11.	OFFICERS

11.1.	APPOINTMENT: The directors shall, as often as may be required, designate such offices and appoint such officers as the directors deem necessary.

11.2.	REMUNERATION: The remuneration of all officers appointed by the directors shall be determined from time to time by resolution of the directors. The fact that any officer or employee is a director or shareholder of the Company shall not disqualify him from receiving such remuneration as may be determined.

11.3.	POWERS AND DUTIES: All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the directors.

11.4.	DELEGATION: In case of the absence or inability to act of any officer of the company, except a Managing Director, or for any other reason that the directors may deem sufficient the directors may delegate all or any of the powers of such officer to any other officer or to any director.

11.5.	VACANCIES: If the office of any officer of the company becomes vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the Secretary. and may, in the case of any other office, appoint a person to fill such vacancy.

11.6.	TENURE: Unless he vacates office under paragraph 11.5 hereof, an officer, who is a director shall continue in office for so long as he is a director of the Company notwithstanding that, from time to time, his term of office as a director may expire and he may be reelected a director of the Company.

12.	SHAREHOLDERS’ MEETINGS

12.1.1	CALLING OF MEETINGS: A meeting of shareholders may be called at any time by resolution of the board and the Secretary shall cause notice of a meeting of shareholders to be given when directed so to do by resolution of the board.

12.1.2	ANNUAL MEETING: Subject to the provisions of Section 106 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any place within Anguilla or, if all the shareholders entitled to vote at such meeting so agree, outside Anguilla. A shareholder who attends a meeting of shareholders held outside Anguilla agrees to its being so held unless attendance is for the express purpose of objecting to the transaction of any business on the grounds that the meeting 1s not lawfully held.

12.2	SPECIAL MEETING: Special meetings of the shareholders may be convened by order of the directors at any date and time and at any place within Anguilla or, if all the shareholders entitled to vote at such meeting so agree, outside Anguilla

12.2.1	NOTICE OF SPECIAL MEETING: Notice of a meeting at which special business is to be transacted shall state:

(a)	the nature of the special business (if any) to be transacted at the meeting in sufficient detail to permit a shareholder to form a reasoned judgment thereon, and

(b)	the text of any special resolution to be submitted to the meeting.

12.3	NOTICE: A printed, written or typewritten notice stating the day, hour and place of meeting shall be given by serving such on each shareholder entitled to vote at such meeting, on each director and on the auditor of the company in the manner specified in paragraph 18.1 hereof, not less than ·seven days nor more than twenty-one days (in each case exclusive of the day on which the notice is delivered or sent and of the day for which notice is given) before the date of the meeting. Notice of a meeting at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgement thereon, and (b) the text of any special resolution to be submitted to the meeting.

12.4	WAIVER OF NOTICE: A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

12.5	OMISSION OF NOTICE: The accidental omission to give notice of a meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder, director or the auditor of the company shall not invalidate any resolution passed or any proceedings taken at any meeting of the shareholders.

12.6	METHOD OF DETERMINING DECISION OF MEETING: Every question submitted to any meeting of shareholders, other than the election of directors, shall be decided by a show of hands unless a person entitled to vote at the meeting shall demand a ballot and, if the articles so provide, in the case of an equality of votes the chairman of the meeting shall on a ballot have a casting vote in addition to any votes to which he may be otherwise entitled. The election of directors shall be determined by ballot.

12.6.1	At every meeting at which he is entitled to vote, every shareholder, proxy holder or individual authorized to represent a shareholder, who is present in person shall have one vote on a show of hands. Upon a ballot at which he is entitled to vote, every shareholder, proxy holder, or individual authorized to represent a shareholder, shall, subject to the articles, have one vote for every share held by the shareholder.

12.6.2	At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

12.6.3	A ballot may, either before or after any vote by a show of hands, be demanded by any person, entitled to vote at the meeting. If at any meeting a ballot is duly demanded or whenever by the Articles or the by-laws, a vote is required by ballot, and the demand is not withdrawn, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

12.6.4	JOINT SHAREHOLDERS: If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the other, vote on the shares; but if two or more of those persons who are present, in person or by proxy, vote, they must vote as one on the shares jointly held by them.

12.6.5 VOTES TO GOVERN: At all meetings of shareholders every question shall, unless otherwise required by law or the Articles, be decided by the majority of the votes duly cast on the question. A declaration by the Chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. In the case of an equality of votes, the chairman presiding at the meeting (if he is a shareholder entitled to vote at the meeting) shall both on a show of hands and on a ballot have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

12.6.6	METHOD OF DETERMINING DECISION OF MEETING: Every question submitted to any meeting of shareholders other than the election of elected directors shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a ballot. The election of directors shall be determined by ballot.

12.6.7	CHAIRMAN : The Chairman, or in his absence the Vice Chairman, shall preside as chairman at each meeting of shareholders. In the event that the Chairman of the Board (if any), or the Vice Chairman :

(a)	are not present at a meeting within fifteen minutes after the time appointed for the holding of the meeting. or

(b)	are unable or refuse to preside as chairman at such meeting,

the Secretary or, in his absence, any shareholder present shall call the meeting to order and the shareholders present shall by a show of hands choose a person from their number to be the chairman.

12.6.8	SECRETARY: The Secretary shall be the secretary of any meeting of shareholders but if the Secretary is not present the chairman shall appoint some person who need not be a shareholder to act as secretary of the meeting.

12.6.9	VOTING: At every meeting at which he is entitled to vote, every shareholder, proxy holder or individual authorized to represent a shareholder who is present in person shall have one vote on a show of hands. Upon a ballot at which he is entitled to vote, every shareholder, proxy holder or individual authorized to represent a shareholder shall, subject to the articles, have one vote for every share held by the shareholder.

12.6.10	PARTICIPATION BY TELEPHONE : A shareholder may, if all the shareholders of the company consent, participate in a meeting of shareholders of the company by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other. A shareholder who participates in a meeting of shareholders by such means is, for the purpose of this Act, present at the meeting.

12.7	PROXIES: Votes at meetings of shareholders may be given either personally or by proxy or, in the case of a shareholder who is a body corporate or association, by an individual authorized by a resolution of the directors or governing body of that body corporate or association to represent it at meetings of shareholders of the Company and a body corporate or association as represented shall be deemed to be present in person.

12.7.1	A proxy shall be executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment thereof

12.7.2	A person appointed by proxy need not be a shareholder.

12.7.3	Subject to the provisions of Part 4 of the Companies Regulations, a proxy may be in the following form:

The undersigned Shareholder of Wireless Ventures (Anguilla) Ltd. hereby appoints ____________ or failing him __________________ of __________________as the nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the meeting of the shareholders of the said company to be held on the

___ day of ____________ and at any adjournment or adjournment thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof

Dated this                    day of

Signature of Shareholder.

12.8	ADJOURNMENT: The chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders, unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more m which case notice of the adjourned meeting shall be given as for an original meeting. Any business that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same may be brought before or dealt that at any adjourned meeting for which no notice is required.

12.9	QUORUM: Subject to the Act, a quorum of shareholders is present at a meeting of shareholders if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. No business shall be transacted at any meeting of shareholders while the requisite quorum is not present. If there is only one shareholder entitled to vote at any meeting, he shall constitute a meeting if present in person or by proxy as provided by Section 115 (4) of the Act. If a quorum is present at the opening of any meeting of the shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding a quorum is not present throughout the meeting. If a quorum is not present within thirty minutes of the time appointed for a meeting of shareholders, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business.

12.10	RESOLUTION IN LIEU OF MEETING: Notwithstanding any of the foregoing provisions of this by-law, a resolution in writing whether by document, telegram, telex, facsimile or any other method of transmitting legibly recorded messages, signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to Section 120 of the Act, as valid as if it had been passed at a meeting of the shareholders.

13.	SHARES

13.1.	ALLOTMENTS AND ISSUANCE: Subject to the Act and the articles, shares of the Company may be allotted and issued by resolution of the directors at such time and on such terms and conditions and to such persons or class of persons as the directors determine.

13.2.	CERTIFICATES: Share certificates and the form of share transfer shall, subject to Part 3 of the Companies Regulations, be in such form as the directors may by resolution approve and such certificates shall be signed by any two directors.

13.2.1	The directors or any agent designated by the directors may in their or his discretion direct the issuance of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the director may from time to time prescribe, whether generally or in particular case.

14.	TRANSFER OF SHARES AND DEBENTURES

14.1.	TRANSFER: Subject to the Articles, the shares or debenture of the Company may be transferred by a written instrument of transfer signed by the transferor and naming the transferee.

14.2.	REGISTERS: Registers of shares and debentures issued by the Company shall be kept at the registered office of the Company or at such place in Anguilla as may from time to Time be designated by resolution of the directors;

14.3.	SURRENDER OF CERTIFICATES: Subject to Part 3 of the Companies Regulations, no transfer or debentures of the Company shall be registered unless or until the certificate representing the shares or debentures to be transferred has been surrendered for cancellation.

14.4.	SHAREHOLDERS INDEBTED TO THE COMPANY: If so provided in the Articles, the Company has a lien on a share registered in the name of a shareholder or his personal representative for a debt of that shareholder to the Company. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

15.	DIVIDENDS

15.1.	DECLARATION OF DIVIDEND: The directors may from time to time by resolution declare and the Company may pay dividends on the issued and outstanding shares in the capital of the Company subject to the provisions (if any) of the articles and Sections 52 and 53 of the Act.

15.1.1	RECEIPT FOR DIVIDEND: In case several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends.

16.	VOTING IN OTHER COMPANIES

16.1.	All shares or debentures carrying voting rights in any other body corporate that are held from time to time by the Company may be voted, at any and all meetings of shareholders, or debenture holders, as the case may be, of such other body corporate, in such manner and by such person or persons as the directors of the company shall from time to time determine. The officers of the company may for and on behalf of the Company from time to time:

(a)	execute and deliver proxies; and

(b)	arrange for the issuance of voting certificates or other evidence of the right to vote;

in such names as they, may determine without the necessity of a resolution or other action by the directors.

17.	INFORMATION AVAILABLE TO SHAREHOLDERS

17.1.	NO DISCOVERY OF INFORMATION: Except as provided by the Act, no shareholder shall be entitled to any information respecting any details or conduct of the Company’s business which in the opinion of the directors would be contrary to the interest of the Company to communicate to the public.

17.2.	CONDITIONS FOR INSPECTION: The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Company except as conferred by statute or authorized by the directors or by a resolution of the shareholders.

18.	NOTICES

18.1.	METHOD OF GIVING NOTICE: Any notice or other document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder, debenture holder, director or auditor may be delivered personally or sent by prepaid mail or cable or telex or by any means of wire or wireless or any other form of transmitted or recorded communication to any such person at his last address as shown in the records of the Company or the Company’s transfer agent and to any such director at his last address as shown in the records of the Company or in the last notice filed under Section 76 of the Act, and to the auditor at his business address.

18.2.	WAIVER OF NOTICE: Notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

18.3.	UNDELIVERED NOTICES: If a notice or document is sent to a shareholder or debenture holder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder or debenture holder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder or debenture holder until he informs the Company in writing of his new address.

18.4.	SHARES AND DEBENTURES REGISTERED IN MORE THAN ONE NAME: All notices or other documents with respect to any shares or debentures registered in the names of more than one person shall be given to whichever of such persons is named first in the records of the Company and any notice or other document so given shall be sufficient notice of delivery to all the holders of such shares or debentures.

18.5.	PERSONS BECOMING ENTITLED BY OPERATION OF LAW: Subject to Section 234 of the Act, every person who by operation of law, transfer or by any other means whatsoever becomes entitled to any share is bound by every notice or other document in respect of such share that, previous to his name and address being entered in the records of the Company, is duly given to the person from whom he derives his title to such share.

18.6.	DECEASED SHAREHOLDER: Subject to Part 3 of the Companies Regulations, and notice or other document delivered or sent by prepaid mail, cable or telex or by any means of wire or wireless or any other form of transmitted or recorded communication or left at the address of any shareholder notwithstanding that such shareholder is deceased, and whether or not the company has notice of his death, is deemed to have been duly served in respect of the shares held by him (whether held solely or with any other person) until some other person is entered in his stead in the records of the company as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs or personal representatives and on all persons, if any, interested in such shares.

18.7.	SIGNATURE TO NOTICES: The signature of any director or officer of the Company to any notice or document to be given by the company may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed or otherwise mechanically reproduced in whole or in part.

18.8.	COMPUTATION OF TIME-. Where a notice extending over a number of days or other period is required under any provisions of the articles or the by-laws the day of sending the notice shall, unless it is otherwise provided, be counted in such number of days or other period.

18.9.	TIME OF SERVICE: Where a notice is required under paragraph 18.1 hereof, is delivered personally to the person to whom it is addressed or delivered to his address as mentioned in paragraph 1 8.1 hereof, service shall be deemed to be at the time of delivery of such notice.

18.9.1	Where such notice is sent by post, service of the notice shall be deemed to be effected forty-eight hours after posting if the notice was properly addressed and posted by prepaid mail. Where the notice is sent by cable or telex or by any other means of wire or wireless or any other form of transmitted or recorded communication, service is deemed to be effected on the date on which the notice is so sent.

18.9.2	A certificate of an officer of the Company in office at the time of the making of the certificate or of any transfer agent of shares of any class of the Company as to facts in relation to the delivery or sending of any notice shall be conclusive evidence of those facts.

19.	CHEQUES, DRAFTS AND NOTES

19.1.	All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officers or persons and in such manner as the directors may from time to time designate by resolution.

20.	EXECUTION OF INSTRUMENTS

20.1.	Contracts, documents or instruments in writing requiring the signature of the Company may be signed by any two officers or directors, and all contracts, documents and instruments in writing so signed shall be binding upon the Company without any further authorization or formality. The directors shall have power from time to time by resolution to appoint any officers or persons on behalf of the Company either to sign certificates for shares in the Company and contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

20.1.1	An official seal which the Company may have, as it is authorized to do by paragraph 3.1 hereof, may be affixed to any document to which the Company is part in the country, district or place where such official seal can be used by a person appointed for that purpose by the Company by an instrument in writing under the common seal and a person who affixes an official seal of the Company to a document shall do so in accordance with Section 26 (6) of the Act.

21.	SIGNATURES

21.1.	The signature of any officer or director of the Company or of any officer or persons appointed pursuant to paragraph 20.1 hereof by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any certificate for shares in the Company or contract, document or instrument in writing, bond, debenture or other security of the Company executed or issued by or on behalf of the Company. Any document or instrument in writing on which the signature of any such officer or person is so reproduced shall be deemed to have been manually signed by such officer or person whose signature is so reproduced and shall be valid to all intents and purposes if such document or instrument in writing had been signed manually and notwithstanding that the officer or person whose signature is so reproduced has ceased to hold office at the date on which such document or instrument in writing is delivered or issued.

22.	FINANCIAL YEAR

22.1.	The directors may from time to time by resolution establish the financial year of the Company.

ENACTED this 26 day of November, 2003

Chairman	Secretary

Corporate Seal